June 13, 1997


Western Country Clubs, Inc.
1601 N.W. Expressway, Suite 1610
Oklahoma City, OK  73118

Gentlemen:

        Reference is made to the registration statement (the"Registration Statement") on Form SB-2 relating to the proposed public offering by Western Country Clubs, Inc. (the "Company") (Registration No. 333-21547) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (i) up to 460,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), (ii) up to 2,300,000 shares of Common Stock into which the Series A Preferred Stock may be converted,
(iii) up to 1,380,000 Series A Common Stock Purchase  Warrants (the "Warrants"),
(iv) up to 1,380,000 shares of Common Stock underlying the Warrants, (v) 350,000 shares of Common Stock being registered on behalf of certain shareholders of the Company ("Selling Shareholders") and (v) warrants to be issued to National Securities Corporation, the Representative of the Underwriters, and the shares of Series A Preferred Stock and warrants underlying the Representative's warrant. At your request, this opinion is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

        We have acted as counsel to the Company in connection with the preparation of the Registration Statement relating to the proposed sale of Series A Preferred Stock and Warrants by the Company and the proposed sale of shares of Common Stock by the Selling Shareholders. In such capacity, we have examined the originals or copies, certified or otherwise identified, of the Articles of Incorporation, as restated and amended, and Bylaws, as amended, of the Company, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

        Based upon the foregoing and subject to the other qualifications and limitations stated in this letter, we are of the opinion that:

               (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Colorado;



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Western Country Clubs, Inc.

June 13, 1997
Page 2

        (2) The Series A Preferred Stock and Warrants to be issued by the Company pursuant to the Registration Statement have been duly authorized. Upon payment of the price per share of Series A Preferred Stock and price per Warrant set forth in the final Prospectus, the shares of Series A Preferred Stock and Warrants will be validly issued, fully paid and non-assessable.

        (3) The shares of Common Stock to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

        (4) The shares of Common Stock to be issued to holders of the Series A Preferred Stock, upon conversion of the Series A Preferred Stock as stated in the Prospectus, will have been duly authorized, validly issued, fully paid and non-assessable.

        (4) The shares of Common Stock to be issued to holders of the Warrants, upon exercise and payment of the exercise price stated in the Warrants, will have been duly authorized, validly issued, fully paid and non-assessable.

        This opinion is a legal opinion and not an opinion as to matters of fact. This opinion is limited to the laws of the State of Colorado and the federal law of the United States of America, and to the matters stated herein. This opinion is made as of the date hereof, and after the date hereof, we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties. This opinion is furnished to you solely in connection with the transactions referred to herein, and may not be relied on, quoted by or otherwise referred to by any other person, firm or entity without our prior written consent.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Prospectus.

                                                   Very truly yours,





Enclosures
DEW/cg